UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010

Thomas Weisel Partners Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street San Francisco, California		94104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 364-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.        Submission of Matters to a Vote of Security Holders.

On June 22, 2010, Thomas Weisel Partners Group, Inc. (the “Registrant”) held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).  As of the record date for the Annual Meeting, there were 26,748,099 shares of the Corporation’s common stock and one share of the Corporation’s special voting preferred stock, entitled to vote 6,183,121 votes, entitled to vote on all matters presented to the Registrant’s stockholders at the Annual Meeting. Votes representing 86% of the combined voting power of the Registrant’s common stock and special voting preferred stock were present in person or represented by proxy.

The following are the voting results on each matter submitted to the Registrant’s stockholders at the Annual Meeting. Each of the four proposals were approved, including the proposal to approve the Agreement and Plan of Merger, dated as of April 25, 2010 (the “Merger Agreement”), among the Registrant, Stifel Financial Corp. (“Stifel”) and PTAS, Inc., a wholly owned subsidiary of Stifel, and the merger contemplated thereby.

1.	Proposal to approve and adopt the Merger Agreement and the merger contemplated thereby.

For	Against	Abstentions
25,483,380	14,590	426,258

2.	Proposal to approve the adjournment of the Annual Meeting, if necessary, for any purpose.

For	Against	Abstentions
25,214,754	2,829,927	433,205

3.	Election to the Registrant’s Board of Directors the following 8 nominees:

	For	Against	Abstentions	Broker Non-Votes
Thomas W. Weisel	25,869,492	54,736	0	2,553,658
Matthew R. Barger	25,337,585	586,643	0	2,553,658
Thomas I.A. Allen	25,823,881	100,347	0	2,553,658
Michael W. Brown	25,871,105	55,123	0	2,553,658
Robert E. Grady	25,903,947	40,281	0	2,553,658
B. Kipling Hagopian	25,869,623	54,605	0	2,553,658
Alton F. Irby III	25,337,585	586,643	0	2,553,658
Timothy A. Koogle	19,620,443	6,303,785	0	2,553,658

4.	Ratification of appointment of Deloitte & Touch LLP as the Registrant’s registered independent registered accounting firm for 2010.

For	Against	Abstentions
28,465,807	12,079	0

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.

Date: June 22, 2010	By:	/s/ Mark Fisher
Name: Mark Fisher
Title: General Councel